DISCOVERY, INC. REPORTS FIRST-QUARTER 2021 RESULTS

New York, NY – April 28, 2021: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter ended March 31, 2021.

David Zaslav, President and Chief Executive Officer of Discovery said, "The global rollout of discovery+ is off to a fantastic start by any measure. Key metrics, including subscriber additions, customer engagement, and retention, are exceeding our expectations and demonstrating sustained momentum into the second quarter. We now have 15 million total paying direct-to-consumer subscribers across our global portfolio driven primarily by discovery+, having crossed 13 million total paying direct-to-consumer subscribers at the end of March. Our strong direct-to-consumer performance underscores the outstanding value and appeal of our content, brands and personalities to both consumers and distribution partners alike. We continue to expand the reach of discovery+ with recent launches on Comcast Xfinity and Amazon Prime Video Channels. At the same time, we continue to extend our overall engagement with viewers across screens, anchored by another quarter as the most-watched pay-TV portfolio in the U.S. and our seventh consecutive quarter of international share growth."

First-Quarter 2021 Financial Highlights
•Total revenues of $2,792 million increased 4% compared to the prior year quarter, or increased 3% ex-FX.(1)
–U.S. advertising revenues decreased 4% and distribution revenues increased 12%; and
–International advertising revenues increased 16%, or increased 8% ex-FX, and distribution revenues were flat, or decreased 2% ex-FX.
•Net income available to Discovery, Inc. was $140 million and diluted earnings per share was $0.21.
•Total Adjusted OIBDA(2) was $837 million.
•Cash provided by operating activities was $269 million and free cash flow(3) was $179 million.

	Three Months Ended March 31,
Dollars in millions, except per share amounts	2021	2020	% Change	Ex-FX(1)
Total revenue	$2,792	$2,683	4%	3%
Net income available to Discovery, Inc.	$140	$377	(63)%
U.S. Networks Adjusted OIBDA	823	1,016	(19)%
International Networks Adjusted OIBDA	151	207	(27)%	(21)%
Total Adjusted OIBDA(4)	$837	$1,113	(25)%	(24)%
Diluted Earnings Per Share	$0.21	$0.55	(62)%
Cash provided by operating activities	$269	$335	(20)%
Free cash flow	$179	$230	(22)%

Operational Highlights
•Ended Q1 with 13 million global next generation paying direct-to-consumer subscribers.
•Launched discovery+ on Comcast Xfinity and Amazon Prime Video Channels in the U.S., Starzplay in MENA, and on Samsung Smart TVs and Amazon Fire TV devices in the U.K. and Ireland.
•Total share of viewing across the international linear portfolio grew 2% on average in Q1, marking seven consecutive quarters of year-over-year share improvement.(5)
•For Q1, Discovery was the #1 most-watched pay-TV portfolio in the U.S. among key demographics(6) and was the #1 pay-TV portfolio for engagement(7), driven in part by TLC, which was the #1 cable network among our key female demographics.(8)

Segment Results
U.S. Networks

	Three Months Ended March 31,
Dollars in millions	2021	2020	% Change
Advertising	$980	$1,026	(4)%
Distribution	796	708	12%
Other	30	22	36%
Total revenues	$1,806	$1,756	3%
Costs of revenues, excluding depreciation & amortization	428	447	(4)%
Selling, general & administrative(9)	555	293	89%
Adjusted OIBDA	$823	$1,016	(19)%

First-Quarter 2021
•Total U.S. Networks revenues increased 3% to $1,806 million compared to the prior year quarter.
–Advertising revenue decreased 4% primarily due to lower overall ratings, and to a lesser extent secular declines in the pay-TV ecosystem and lower inventory, partially offset by higher pricing and the continued monetization of content offerings on our next generation platforms, primarily discovery+ and TV Everywhere.
–Distribution revenue increased 12% primarily driven by the launch of discovery+ and increases in contractual affiliate rates, partially offset by a decline in linear subscribers.
–As of March 31, 2021, subscribers to our fully distributed linear networks were 2% lower and total linear portfolio subscribers were 4% lower than at March 31, 2020.

•Total operating expenses increased 33% to $983 million compared to the prior year quarter.
–Costs of revenues decreased 4% primarily due to more efficient content spend on our linear networks, partially offset by our growing content investment in discovery+.
–SG&A expenses increased 89% primarily due to higher marketing-related expenses to support the launch of discovery+.

•Adjusted OIBDA decreased 19% to $823 million.

International Networks

	Three Months Ended March 31,
Dollars in millions	2021	2020	% Change	Ex-FX
Advertising	$435	$376	16%	8%
Distribution	514	515	—%	(2)%
Other	38	32	19%	15%
Total revenues	$987	$923	7%	3%
Costs of revenues, excluding depreciation & amortization	543	470	16%	8%
Selling, general & administrative(9)	293	246	19%	13%
Adjusted OIBDA	$151	$207	(27)%	(21)%

First-Quarter 2021
•Total International Networks revenues increased 7% to $987 million, and increased 3% ex-FX, compared to the prior year quarter.
–Advertising revenue increased 16%, and increased 8% ex-FX primarily driven by improved overall performance in all regions.
–Distribution revenue was flat, and decreased 2% ex-FX primarily due to lower contractual affiliate rates, partially offset by higher next generation revenues due to discovery+ subscriber growth.

•Total operating expenses increased 17% to $836 million, and increased 10% ex-FX, compared to the prior year quarter.
–Costs of revenues increased 8% ex-FX primarily due to higher content investments to support discovery+ and the timing of sports content spend in Europe.
–SG&A increased 13% ex-FX primarily due to higher marketing-related expenses and personnel costs to support discovery+.

•Adjusted OIBDA decreased 27% to $151 million, and decreased 21% ex-FX.

Free Cash Flow
•First quarter 2021 cash provided by operating activities decreased to $269 million from $335 million in the prior year quarter. Free cash flow decreased to $179 million from $230 million, primarily attributable to lower Adjusted OIBDA and content spend reflecting our direct-to-consumer investments, partially offset by strong working capital results.

2021 Outlook(10)
Discovery may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Earnings Conference Call Information
Discovery will host a conference call today, April 28, 2021 at 8:00 a.m. ET to discuss its first quarter 2021 results. To listen to the audio webcast of the earnings call, please visit the Investor Relations section of the Corporate website at https://corporate.discovery.com/.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in its 2020 Annual Report on Form 10-K filed with the SEC on February 22, 2021 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, expected to be filed on or before May 10, 2021.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, changes in the pay-TV ecosystem, and the impact of COVID-19. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Discovery
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in over 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as discovery+, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia Network, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Peter Lee (212) 548-5907
peter_lee@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Advertising	$1,415	$1,402
Distribution	1,310	1,223
Other	67	58
Total revenues	2,792	2,683
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	969	918
Selling, general and administrative	1,051	645
Depreciation and amortization	361	326
Restructuring and other charges	15	15
Total costs and expenses	2,396	1,904
Operating income	396	779
Interest expense, net	(163)	(163)
Loss from equity investees, net	(4)	(21)
Other income (expense), net	68	(58)
Income before income taxes	297	537
Income tax expense	(106)	(130)
Net income	191	407
Net income attributable to noncontrolling interests	(46)	(28)
Net income attributable to redeemable noncontrolling interests	(5)	(2)
Net income available to Discovery, Inc.	$140	$377
Net income per share available to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.21	$0.55
Diluted	$0.21	$0.55
Weighted average shares outstanding:
Basic	495	517
Diluted	667	685

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,008	$2,091
Receivables, net	2,476	2,537
Content rights and prepaid license fees, net	722	532
Prepaid expenses and other current assets	659	970
Total current assets	5,865	6,130
Noncurrent content rights, net	3,469	3,439
Property and equipment, net	1,189	1,206
Goodwill	12,973	13,070
Intangible assets, net	7,323	7,640
Other noncurrent assets	2,806	2,602
Total assets	$33,625	$34,087
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,128	$2,190
Deferred revenues	663	557
Current portion of debt	351	335
Total current liabilities	3,142	3,082
Noncurrent portion of debt	14,675	15,069
Deferred income taxes	1,469	1,534
Other noncurrent liabilities	1,764	2,019
Total liabilities	21,050	21,704
Commitments and contingencies (See Note 15)
Redeemable noncontrolling interests	356	383
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 4 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 170 and 163 shares issued; and 169 and 162 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 559 and 547 shares issued; and 330 and 318 shares outstanding	5	5
Additional paid-in capital	10,951	10,809
Treasury stock, at cost: 230 shares	(8,244)	(8,244)
Retained earnings	8,682	8,543
Accumulated other comprehensive loss	(581)	(651)
Total Discovery, Inc. stockholders' equity	10,815	10,464
Noncontrolling interests	1,404	1,536
Total equity	12,219	12,000
Total liabilities and equity	$33,625	$34,087

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net income	191	407
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	743	704
Depreciation and amortization	361	326
Deferred income taxes	(108)	(75)
Share-based compensation expense (benefit)	64	(4)
Gain on sale of investments	(21)	—
Equity in losses of equity method investee companies, including cash distributions	12	31
Other, net	(4)	35
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	41	36
Content rights and payables, net	(926)	(899)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	(110)	(202)
Foreign currency, prepaid expenses and other assets, net	26	(24)
Cash provided by operating activities	269	335
Investing Activities
Purchases of property and equipment	(90)	(105)
Proceeds from sales and maturities of investments	274	—
Investments in and advances to equity investments	(55)	(42)
Other investing activities, net	27	77
Cash provided by (used in) investing activities	156	(70)
Financing Activities
Principal repayments of debt, including premiums to par value	(339)	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(183)	(173)
Repurchases of stock	—	(527)
Borrowings under revolving credit facility	—	500
Other financing activities, net	53	(59)
Cash used in financing activities	(469)	(259)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(70)	(24)
Net change in cash, cash equivalents, and restricted cash	(114)	(18)
Cash, cash equivalents, and restricted cash, beginning of period	2,122	1,552
Cash, cash equivalents, and restricted cash, end of period	$2,008	$1,534

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2021
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$140
Net income attributable to redeemable noncontrolling interests				5
Net income attributable to noncontrolling interests				46
Income tax expense				106
Other income, net				(68)
Loss from equity investees, net				4
Interest expense, net				163
Operating income (loss)	$599	$28	$(231)	$396
Depreciation and amortization	224	104	33	361
Employee share-based compensation	—	—	61	61
Restructuring and other charges	—	15	—	15
Transaction and integration costs	—	4	—	4
Adjusted OIBDA	$823	$151	$(137)	$837

	Three Months Ended March 31, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$377
Net income attributable to redeemable noncontrolling interests				2
Net income attributable to noncontrolling interests				28
Income tax expense				130
Other expense, net				58
Loss from equity investees, net				21
Interest expense, net				163
Operating income (loss)	$777	$124	$(122)	$779
Depreciation and amortization	226	82	18	326
Employee share-based compensation	—	—	(7)	(7)
Restructuring and other charges	12	1	2	15
Transaction and integration costs	—	—	—	—
Inter-segment eliminations	1	—	(1)	—
Adjusted OIBDA	$1,016	$207	$(110)	$1,113

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Cash provided by operating activities	$269	$335	$(66)	(20)%
Purchases of property and equipment	(90)	(105)	15	(14)%
Free cash flow	$179	$230	$(51)	(22)%

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2021 Baseline Rate”), and the prior year amounts translated at the same 2021 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction and integration costs, and (viii) other items impacting comparability.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. Refer to the comments in footnote 1 for the methodology used to calculate growth rates excluding foreign currency effects.

(3) Free Cash Flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders.

(4) Financial Highlights Table: This table presents a selection of the Company's financial results. Because the table as shown excludes the "Corporate, Inter-segment Eliminations, and Other" operating segment, the row "Total Adjusted OIBDA" will not foot as presented in the table.

(5) Source: Total audience measurement among all individuals. Share of viewing is defined as the share of viewing to all TV channels in a market, except in the Nordics business unit, which is defined as the share of viewing for commercial channels only. Change in share is calculated by adjusting the prior year to include any newly acquired channels. Prior year excludes Russia.

(6) Source: Nielsen, 12/28/20-3/28/21, Live+7, Primetime (8pm-11pm) & Total Day (Mon-Sun 6am-6am), Duration-Weighted Delivery: “Most Watched”. Key demographics include: People aged 2+, Households, adults and women aged 25-54, 18-49, and 18+, and Men aged 18+.

(7) Source: Nielsen via NPOWER, 12/28/2020-3/28/2021, Live+7, Total Day (Mon-Sun 6am-6am), 6-minute qualifier, reach is 150.6M, engagement refers to frequency (29.1 average days spent watching) and average time spent viewing (46 hours:58 minutes).

(8) Source: Nielsen, 12/28/2020-3/28/2021, Live+7 Program-based daypart (000s), Primetime (8pm-11pm). Key demographics include: women aged 25-54, 18-49, and 18-34. Some networks may include Out-of-Home measurement, effective 8/31/20.

(9) SG&A Expenses: Selling, general and administrative expenses exclude employee share-based compensation, third-party transaction and integration costs related to the acquisition of Scripps Networks and other transactions.

(10) 2021 Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.